UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 10/A
AMENDMENT No. 2
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

NEWTECH ENTERPRISE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0632454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NewTech Enterprise Management, Inc.
Room 901, No, 7 Lane 388 East Xinjian Road,
Shanghai, China
86 21 54133166

Copy to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 981-6767
Fax: (212) 930-9725
e-mail: alevitsky@srff.com

Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act: common stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This registration statement contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the risk of doing business in the People’s Republic of China, our ability to implement our business plan, which contemplated the acquisition of one or more businesses relating to the manufacture or marketing of mining equipment in China, our access to sufficient capital, the effective integration of any businesses we acquire into a U.S. public company structure, economic, political and market conditions and fluctuations, government and industry regulation, Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. You are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this registration statement its entirety. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this registration statement, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OTHER PERTINENT INFORMATION

References in this registration statement “we,” “us,” and words of like import refer to NewTech Enterprise Management, Inc.

            Our business is conducted in China, using RMB, the currency of China, and our financial statements are presented in United States dollars. In this registration statement, we refer to assets, obligations, commitments and liabilities in our financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Item 1.  Business.

NewTech Enterprise Management, Inc. is a Delaware corporation, formed on April 28, 2009 to engage in the business of acquiring and operating mining equipment companies in the People’s Republic of China. We entered into a consulting services agreement with Huaian Zheng Yuan Commercial Trading Co., Ltd. (“Huainan Zhengyuan”), pursuant to which Huainan Zhengyuan engaged us to provide consulting and other relevant services in connection with mining equipment business in China.

We are considered to be a shell company and, since we have no specific business purpose other than to merge with or acquire an unidentified company, we are considered to be a blank check company.  We do not intend to undertake any efforts to cause a market to develop in our stock until we have successfully completed an acquisition or other business combination.

Chinese Mining Equipment Industry

   We believe that the mining equipment business in China presents a major opportunity for us. China is the world’s largest producer of coal, steel, lead, zinc, tin, magnesium, tungsten, antimony, mercury, rare earth and fluorspar. The mining industry as a whole includes approximately 80,000 state-owned mining companies and approximately 200,000 collectively-owned mines.

The western area of China, which is rich in mineral resources, attracts investment from both domestic and overseas on new mining projects, and offers potential demand for mining equipment.  In the long-term, the Government plans to invest more than $1.0 billion on upgrading technology in 70 coal mines and to convert state-owned mining enterprises into companies with private stockholders.

Given the ongoing government measures designed to increase productivity and reduce environmental impact, Chinese mining and processing companies are required to offer more efficient and modern mining equipment and processing technology as well as related environmental technology and expertise.

The information in the preceding four paragraphs is based on information contained in “Mining to China,” Australian Trade Commission, August 11, 2009, which is available at http://www.austrade.gov.au/Mining-to-China/default.aspx

China’s proven mineral resources make up about 12 per cent of the world’s total in volume, and ranks number three in the world, just behind the USA and Russia, as reported in General Situation of Mineral Resources, August 8, 2004, from the Embassy of the PRC in India which is available at http://in.china-embassy.org/eng/szyss/jm/zhongguonongye/Land%20Protection/t146228.htm,

With the rapid development of China’s coal industry and adjustment of relevant policies, there will be some new changes during the development of China’s coal machinery manufacturing industry: The coal machinery will be developed in the direction of heavy, large, strong, high-power and integration of mechanics and electrics. The trend of industry has been turned from “single production manufacture,” where equipment is designed to perform a limited function in the manufacturing process, to “complete equipment manufacture,” involving the development and production of large, intelligent and complete equipment that integrates mechanics and electronics , according to a report in China Coal & Mining Expo 2009, China’s 13th International Technology Exchange & Equipment Exhibition on Coal and Mining, October 2009, which is available at http://www.chinaminingcoal.com/2009/en/market-overview.

     As in many sectors in China, locally manufactured mining equipment is increasing and prices are generally lower than foreign equipment.  Market reforms are also driving Chinese mining and processing companies to seek productivity-enhancing capital investments, resulting in a fresh look at foreign capabilities and leading-edge technologies.  Demand for such equipment is expected to remain strong.  According to a report by the United States Commercial Service, which is available at http://www.buyusa.gov/asianow/ccoalmining.html, “Generally speaking, China’s domestic coal mining equipment occupies a dominant (90%) position in China market [estimated for 2006].  With the rapid development of coal mining technology in China, several Chinese companies have been able to manufacture high-tech mining equipment, such as super-power electric haulage shearers, hydraulic support systems, and armored face conveyers.”  According to the report, the estimated market for 2006 was approximately $3.3 billion, of which more than $3.1 billion represented local Chinese production, representing increases from a total market of approximately $2.9 billion in 2005 of which local production was approximately $2.7 billion.

We believe that these factors reflect the opportunities for the development and sale of more efficient and modern mining equipment and processing technology that takes advantage of developments in related environmental technology.

Business Strategy

Our goal is to enter into a business combination with a mining equipment business with its principal operations located in China. We have unrestricted flexibility in seeking, analyzing and participating in potential business combinations.  We presently have only one officer and director, Ms. ZHU Mingzi, and we do not presently expect that we will elect additional officers or directors unless and until we complete an acquisition.  In evaluating a prospective target company, our management, which consists of Ms. ZHU, our sole officer and director, will consider, among other factors, the following:

▪	Financial condition and results of operation;

▪	Potential for growth, indicated by new technology, anticipated market expansion or new products, including those to be developed through further research and development after the acquisition;

▪	Experience and skill of management and availability of additional personnel;

▪	Capital requirements and the anticipated availability of required funds;

▪	Competitive position;

▪	Stage of development of the products, processes or services;

▪	Costs associated with effecting the business combination; and

▪	Any other factors which we deem material.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of particular business combination will be based, to the extent relevant, on the above factors as well as other consideration deemed relevant by our management in effecting a business combination consistent with our business objective.

     We intend to seek target companies through companies that we engage, on a non-exclusive basis, such as Beijing He Tian Yan Hao Commercial Trading Co., Limited (“He Tian Yan Hao”), with which we have an agreement pursuant to which we pay He Tian Yan Hao a fee for introducing us to a company that we acquire.  Although He Tian Yan Hao’s principal business is not that of a finder, we believe that, because it has a familiarity with the mining equipment industry in China, it may be in a position to identify or help us to identify potential acquisition candidates.  However, we cannot assure you that our agreement with He Tian Yan Hao will enable us to identify an acquisition candidate or consummate an acquisition.  We expect to rely on third parties rather than our chief executive officer to make the initial introduction to potential target companies.

We are also aware of investors who are looking to invest in Chinese companies but who require, as a condition to the financing, that the Chinese company to be acquired by a company that is registered under the Securities Exchange Act.  This type of transaction is commonly referred to as a reverse acquisition, as described under “Item 1.  Business – Form of Acquisition.”    We anticipate that, following an acquisition, we would be able to take advantage of the information resources, channels or networks of the acquired business in order to enlarge our share of the market. Since it is likely that an acquisition will result in a change of management, the new management may have a different strategy for the development of our business following any acquisition, in which event our business strategy will be determined and implemented by the new management.

Although it is our intention to focus on the mining equipment industry in China, and we have no plans to seek acquisitions in other industries, it is possible that, if we are not able to consummate an acquisition of a company in the mining equipment industry on reasonable terms and in a reasonable timeframe, that we may make an acquisition in another industry, which may not be related to the mining equipment industry in China.

      We do not expect that we will take any steps to identify a potential acquisition target until after this Form 10 registration statement becomes effective.

Form of Acquisition

The manner in which we participate in an acquisition will depend upon the nature of the opportunity, the respective needs of the acquisition candidate and the relative negotiating strength of the parties. It is likely that we will acquire the acquisition candidate through the issuance of common stock or other securities although we anticipate that it may be necessary to pay cash as a significant component of the consideration that we pay.

We anticipate that our present stockholders will not have control of a majority of our voting shares following a completion of the acquisition transaction. As part of any acquisition transaction, ZHU Mingzi, who is our sole officer and director, as well as any other officers and directors that she, as the sole director, may elect, may resign, and new directors may be appointed without any vote by stockholders.  As the sole director, Ms. ZHU could authorize the election of new officers and directors as well as the terms of any acquisition or financing, without any prior notice to or approval by our stockholders.

The transaction may be accomplished upon the sole determination of our board of directors, which presently consists only of Ms. ZHU, without any vote or approval by stockholders.  Although it is possible that dissenting stockholders may have rights of appraisal under the Delaware General Corporation Law, the acquisition may be structured in a manner which does not provide any dissenters rights to our stockholders.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

       If we make an acquisition, it may take the form of a transaction known as a reverse acquisition.  In a reverse acquisition, the acquiring company issues a controlling interest in the equity to the stockholders of the Chinese company, with the result that our stockholders prior to the acquisition would own a very small percentage of our equity after completion of the acquisition.  This transaction is frequently accompanied by a financing which is provided to the acquiring company for use by the Chinese company in its operations.  One of the consequences of this type of transaction is that the Chinese operating company is treated as the acquiring company for accounting purposes and the historical financial statements are the financial statements of the Chinese operating company, with the reverse acquisition being treated as a recapitalization.

Government Regulations

       At such time as we, through any businesses that we may acquire, engage in the mining equipment business or any other business in China, we will be subject to governmental regulations, including environmental and safety regulations which apply to all manufacturing business in China, as well as regulations which may apply to the mining equipment business. Both the manufacturing process and the equipment must meet any applicable statutory or administrative requirements.  The equipment that is manufactured must meet the standards for us in the mining industry.  Companies in the mining equipment industry may be subject to the provisions of any or all of the following laws and regulations, depending on the nature of the equipment and the manufacturing process:

       Generally speaking, a mining equipment manufacturer is subject to the PRC Production Safety Law, which requires that safe production conditions imposed by the Production Safety Law. It further provides that any entity that is not sufficiently equipped to ensure safe production may not engage in production and business operation activities, and that companies must provide production safety education and training programs to employees. The design, manufacture, installation, use, checking, and maintenance of the safety equipment are required to conform with applicable national or industrial standards.

       In order to manufacture mining equipment, pursuant to Interim Rules on the Administration of Safety Symbol for Coal Mining Products promulgated by the State Administration of Coal Mine Safety on November 26, 2001, the Coal Mining Products Safety Symbol, composed of a certificate and mark, shall be obtained. The Safety Certificate is the proof that the product meets national and industry safety standards. Products listed in the coal Mining Products Catalogue which is distributed by the State Administration of Coal Mine Safety, are required to obtain the safety certificate for coal mining products. The Manufactory shall meet the following requirements to obtain the safety certificate:

▪	Obtain the Business License issued by the Administration of Industry and Commerce;
▪	Meet relevant requirements of registered capital, production scale and technology ability;
▪	Own the production equipment which could ensure the quality of mining products;
▪	Have the testing abilities which meet the requirements of safety production;
▪	Advanced , reasonable and reliable process technology ;
▪	Have an effective quality assurance system;
▪	Meet the requirements of production and examination; and
▪	Meet any other requirements which may relate to the specific equipment.

       The term for the safety certificate is from two to five years. After the safety certificate expires, the mining equipment manufacturer is required to reapply for the safety certificate. Furthermore, in the event of the change of the examination standards as time goes by, the mining equipment manufacturers are required to improve its technique and quality accordingly.

Additionally, pursuant to Law of the People's Republic of China on Safety in Mines and its implementing rules, equipment, apparatus, protective appliances and safety testing instruments used in mines with special safety requirements must comply with the national safety standards or safety standards of the mining industry; those failing to comply with the national safety standards or safety standards of the mining industry are not allowed to be put into use. Specifically, hoisting and transport facilities, devices and equipment in each mine shall meet the following requirements:

▪	Wire ropes, linking devices, hoisting vessels and security chains shall be maintained with sufficient safety coefficient;

▪	There between the hoisting vessels and walls of the shaft, and the beams in the stairwell, and between two hoisting vessels, adequate gaps shall be maintained;

▪	The hoisting cable winch and the hoisting vessel shall be equipped with reliable protective devices;

▪	Types of electro locomotives electric wire and railroads shall be selected to meet requirements for safety;

▪	Mechanisms for conveying personnel shall be equipped with reliable protective devices; and

▪	Hoisting and transport equipment shall be equipped with sensitive and reliable signal devices.

However, the national safety standards or safety standards of the mining industry are subject to the further changes due to the development of the technology. Therefore, the mining equipment manufacturers are required to keep up with the lasted technology to meet the national standards or safety standards of the mining industry.

In the event that the Company engages in a business in China other than the mining equipment business, it may be subject to similar or different regulations.  Many industries have regulations that are unique those industries.  Since we do not have any present plans to may an acquisition in another industry, we cannot determine at this time to what government regulations we will be subject, other than general rules relating to employee safety and environmental regulations, if we were to make such an acquisition.

Need for Funding

       Our ability to make any acquisition will be largely dependent upon our ability to obtain funding for all or a significant portion of both the acquisition price and working capital to continue the development of the business of the acquired company.  Our inability to obtain financing may impair our ability to complete an acquisition, and it may be significantly dependent upon the financial condition, results of operations and cash flow of the proposed acquisition.  The nature of the required funding will be dependent upon the nature of the acquisition and the financial condition and results of operations of the acquired company.  A financing could include any one or more of the following types of financings as well as other financing structures not listed below.

▪	Bank financing provided by a Chinese bank which may be unsecured or secured by the assets of the acquired company.
▪	Issuance of notes, which may include a conversion right and which may include the issuance of warrants.
▪	Issuance of either preferred stock or a common stock or a combination of equity stock, with the possible issuance of warrants.
▪	Issuance of securities as part of an equity line of credit pursuant to which the lender has the right to convert the debt into equity in accordance with a predetermined formula.

Potential financing sources include Chinese banks, investors who invest in PIPE transactions, which are private investments in public entities, private investors, venture capital investors, strategic investors who target investments in the natural resources industry. We have no agreements or understanding with any financing source and we have not conducted any preliminary discussions with any financing source or with respect to any financing structure.  Before any investor or lender would provide us financing, the investor would conduct its due diligence on both us and the company we are acquiring.  As a result, it is possible that we may receive a letter of intent or commitment letter with respect to a financing and the lender or investor may, upon completing its due diligence, determine not to provide us with the required financing, in which event we may be unable to complete the acquisition or, if we complete the acquisition without financing, we may have difficulty continuing operations after the acquisition if we are unable to obtain post-acquisition financing.

Competition

We may be competing with other companies, including companies that are better funded than we and which may be listed on a United States stock exchange, including the New York Stock Exchange and Nasdaq, as well as investment funds, in negotiating acquisitions with companies that have a strong financial position.  As a result, we cannot assure you that we will be able to consummate any acquisition.

As a small company with no operations or net worth, we may have difficulty in making any acquisition unless we can demonstrate to the target company that we have the financial resources to enable us both to make the acquisition and to fund the operations after the closing.  The post-closing expenses would be significant and would include the cost of complying with United States generally accepted accounting principles and the disclosure controls and internal controls required by the Sarbanes-Oxley Act and well as the additional legal, accounting and SEC reporting requirements. Further, the fact that none of our outstanding stock can be publicly traded until one year after an acquisition is completed and we have made a filing with the SEC which describes the business, management and financial statements of the acquired company in the manner required by a Form 10 registration statement.  We do not presently have any financial resources, which, together with an illiquid stock, may make it very difficult to complete an acquisition.

A company with a strong balance sheet and a history of earnings may prefer to be acquired either by a strategic investor, which is an investor that has knowledge and experience in the industry and the financial capability of developing the target company’s business, or in a reverse acquisition with a company whose stock is already actively traded, which would be coordinated by a fund or group of investors who would provide the stockholders or management of the target company with a more attractive equity position.

Intellectual Property Rights

We have no intellectual property rights.

Employees

We have no full-time employees.  As of November 15, 2009, we had two part-time employees, including our chief executive officer.

Agreements

We are parties to the following agreement:

An agreement with He Tian Yan Hao, pursuant to which we will pay a fee to He Tian Yan Hao for introducing us to a company in the mining equipment business in China upon the completion of the acquisition.  Pursuant to the agreement, He Tian Yan Hao will assist us in finding acquisition candidates and will receive a fee of $20,000 upon completion of an acquisition.   This agreement may be terminated by either party immediately upon written notice to the other party.

An agreement with Huainan Zheng Yuan Commercial Trading Co., Ltd. (“Huainan Zheng”) pursuant to which Huainan Zheng will provide consulting and other relevant services in connection with mining equipment business in China to us.  In this connection, Huainan agreed to provide us with general information concerning the mining equipment business in PRC, including business news, technology, law and policy information, market shares, major companies in the industry, average profit margin and average compensation.  Huainan also agreed to provide us with assistance in connection with any specific potential acquisition candidate.  The agreement provides that we pay Huainan Zheng compensation of approximately $6,600 per quarter.   This agreement may be terminated by either party immediately upon written notice to the other party.

As of the date of this registration statement, we have not engaged in any business activities other than those related to our organization.  We cannot assure you that we will ever be able to consummate an acquisition or develop any active business.

We are a Delaware corporation, organized on April 28, 2009.  Our offices are located at Suite 901, No, 7 Lane 388 East Xinjian Road, Shanghai, China, telephone 86 21 54133166.  As of the date of this registration statement, we have no corporate website.

Item 1A.   Risk Factors

You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision with regard to our securities. An investment in our securities involves a high degree of risk and should only be considered by investors who can afford to sustain the loss of their entire investment.

Risks Relating to Our Business and Business Plans

We are a newly-organized company with no active business and no history of either earnings or making acquisitions.  We were organized in April 2009, and during the period from our organization until September 30, 2009, we were engaged in organizational activities, including developing our business plan.  We have no history of operations. As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination, which may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination or, if we do complete an acquisition, that we will be able to operate it profitably.

Our business will have no significant revenues unless and until we merge with or acquire an operating business. We are a development stage company and have had no revenues from operations. We may not realize any significant revenues unless and until we successfully merge with or acquire an operating business.

Our independent auditor has expressed doubts about our ability to continue as a going concern.   We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than defining our business plan and preliminary research relating to the mining equipment industry in China.  We have minimal assets and minimal liabilities.  We are dependent on our officer and director to lend or advance funds to us if additional funds are required.  These factors raise substantial doubt about our ability to continue as a going concern.

Unless we obtain financing, we will not be able to consummate an acquisition, in which event we may be unable to continue in business.  We will not be able to complete an acquisition unless we are able to obtain financing, in either the public of private market, both to make the acquisition and, if necessary, to fund our operations after we have completed the acquisition.  As of the date of this registration statement, we have no formal or informal agreement or understanding with any potential financing source.  If we are not able to obtain financing to acquire and operate any potential business, we may be unable to continue in business.  Until we commence negotiations with respect to a financing we cannot estimate the financing requirements of the acquisition.  Since we presently have no funds, we would have to finance both the cash cost of the acquisition and, depending on the nature of the target company, working capital for the target company’s continuing requirement as well as its additional cash requirements resulting from its status as a public company in the United States.  We may not be able to obtain the necessary financing to consummate an acquisition and provide for necessary working capital after the acquisition.  Our inability to obtain necessary financing could impair our ability to complete an acquisition.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.  We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of our consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. As a small company with no operations or net worth, we may have difficulty in making any acquisition unless we can demonstrate to the target company that we have the financial resources to enable us both to make the acquisition and to fund the operations after the closing.  The post-closing expenses would be significant and we may not be able to provide the necessary financing for us to appear attractive party to acquire a business.  We do not presently have any financial resources, which, together with an illiquid stock, may make it very difficult to complete an acquisition.

               Our future success is highly dependent on our ability to locate and attract a suitable acquisition.  The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We anticipate that we will make only one acquisition.  We anticipate that we will likely be able to effect only one business combination, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business, although it is possible that the new management, following completion of an acquisition, may seek to make additional acquisitions.  Both the lack of diversification and the lack of information as to any future acquisitions should be considered a substantial risk in investing in us.

We have no existing agreement for a business combination or other transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.   Although we intend to seek an acquisition in the mining equipment industry in China, if we are unable to complete an acquisition with an acceptable company in that industry, we may seek to make an acquisition in another industry, most likely in China.   We cannot guarantee that we will be able to negotiate a business combination on favorable terms.  We do not expect that we will take any steps to identify a potential acquisition target until after this Form 10 registration statement becomes effective.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate. While seeking a business combination, our chief executive officer, who holds a full-time position as general manager of Huainan Tianfue Material Fuel Ltd. Co., a trading company in the coal and mining equipment industry, anticipates she will devote no more than a few hours per week to our business and affairs.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

We anticipate that our stockholders will not hold a significant percentage of our voting shares following a completion of an acquisition transaction.  As part of any acquisition transaction, we expect that we will issue to the owners of the acquired business and any investors providing financing with respect to the acquisition sufficient shares so that the stockholders of the acquired company and any investors providing financing will own a large majority of the then outstanding shares and the Company’s present stockholders could own an insignificant percentage of the outstanding stock.  As a result, the current stockholders may not be able to influence our decisions and policies after an acquisition and the current stockholders may not have sufficient shares to effect the election of any directors.  In such event, all business decisions relating to our business and operations will be determined by the new stockholders, with minimal if any influence by our present director or stockholders.

       Our sole officer and director may approve an acquisition transaction and the issuance of a controlling stock position without approval of other stockholders .  ZHU Mingzi, who is our sole officer and director, may elect new directors and approve an acquisition, including the issuance of preferred and common stock in connection with an acquisition transaction without approval of any other stockholders.

       If we negotiate an acquisition, we will incur significant costs with no assurance that the acquisition will be completed.  We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.  Target companies that do not have financial statements that comply with SEC reporting requirements may delay or preclude acquisition.  We would be required to file with the SEC a report on 8-K within four business days after completion of an acquisition such filing is required to include audited financial statement of the acquired company.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition by us as long as we are subject to the reporting requirements of the Securities Exchange Act.

If we enter into an agreement with a privately-owned Chinese company, we may have difficulty in valuing the target company.  Our business strategy is to acquire a private company based in China. In valuing a privately-owned company, there is no available market for determining the value of the Company. In making a judgment as to the value of the target company we will face the following difficulties, among others:

•	The lack of public information which may make it difficult for our chief executive officer to evaluate the potential returns which may result from the business combination.
•
The financial statement which our chief executive officer may review in negotiating the acquisition may be presented using generally accepted accounting principles used in the People’s Republic of China, which may result in different results of operations and may affect the purchase price of the acquisition.

•	It may be difficult for us to obtain adequate records to support the financial statements or the corporate statements made by the acquisition target.
•	We may not be able to evaluate adequacy of the acquisition target’s disclosure and financial controls, which would affect the reliability of the financial statements.
•	If we determine after the closing, that the internal controls were inadequate it may be necessary for us to restate prior financial statements.

We are dependent upon our sole officer and director to value the business of an acquisition target, and her assessment of the acquisition target’s business and management may not be accurate.  Ms. ZHU is our sole officer and director and she will make all determinations as to the identity of the acquisition target, the consideration and terms of the acquisition.  In making these determinations, her assessment of the acquisition target’s business and management will be critical factors.  Her assessment of these factors may not be accurate. Since our business after the closing of the acquisition will be the business of the acquisition target, as a result of Ms. ZHU’s inability to assess the acquisition target, among other consequences, we may overpay for the target, we may be unable to comply with any covenants in any financing documents relating to the acquisition, undisclosed matters may result in our incurring significant costs and liabilities after the acquisition or we may have difficulty meeting our disclosure and internal controls obligations under federal securities laws.

Because our sole officer and director is not based on the United States, stockholders may be unable to obtain jurisdiction over her.  Our sole officer and director, ZHU Mingzi, is a citizen and resident of the PRC.  Further, if we make an acquisition of a Chinese company, after completion of the merger, it is likely that most, if not all, of the officers and directors will be citizens and residents of the PRC.  As a result, you may be unable to obtain jurisdiction against them or any of them.  If you have a claim against any officer or director or other person who is not a resident of the United States, then you may not be able to obtain personal jurisdiction over them, to serve them with process or enforce any judgment which you may obtain against them or their assets.

We may be subject to further government regulation which would adversely affect our operations. Although we will be subject to the reporting requirements under the Securities Exchange Act, we believe we will not be subject to regulation under the Investment Company Act of 1940, as amended, since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

We will have ongoing expenses and obligations as a public corporation, regardless of whether we are able to consummate any acquisition.  Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, and we will also become subject to the provisions of the Sarbanes-Oxley Act of 2002.  The periodic reports require legal and accounting services that are often costly. Costs associated with being a public company are much higher than those of a private company.  We have chosen to be subject to the reporting and other requirements of a company registered under the Securities Exchange Act of 1934 before we have made any acquisitions or generated any revenue.  These costs can be a burdensome expense and could adversely affect our financial survival. Our obligations under the Sarbanes-Oxley Act are time consuming and burdensome and require us to have in place disclosure controls and internal controls over financial reporting.  The onerous regulatory costs, reporting requirements which we must meet may make our economic viability very doubtful.  Further, since our business plan contemplates the acquisition of one or more companies, the additional costs of being a public company may results in increased operating costs after the acquisition, with the result that there may be a decline in the acquired company’s earnings after the acquisition because of the public company compliance obligations.

Our sole officer and directors will control our business.  Ms. ZHU Mingzi, our sole officer and director, presently owns more than 94% of our outstanding common stock and will be able to elect directors and approve any matters requiring stockholder approval without the consent of any other stockholders.  As a result, stockholders will not have any ability to approve or disapprove any acquisition or transaction which requires stockholder approval.

Risks Related to Conducting Business in China

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.  As manufacturing businesses may generate noise, wastewater, gaseous and other industrial wastes, any company we acquire would be required to comply with all national and local regulations regarding protection of the environment. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations. In the manufacturing process, we would use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately, the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for the products of any company we acquire and could materially and adversely affect its competitive position.  We anticipate that all of our business operations of any company we acquire would be conducted and all of its revenues would be generated in China. Accordingly, our business, financial condition, results of operations and prospects after completing any acquisition would be affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy, and the recent worldwide economic downturn has affected China and may affect any company which we acquire.

The Chinese government continues to exercise control over many aspects of the economy, which could affect the business of any company we acquire.  The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business and the business of any company we acquire. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Furthermore, in response to the worldwide economic downturn, the Chinese government may seek to increase its control over businesses which could affect any business which we acquire.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.  We anticipate that, following any acquisition, we would conduct substantially all of our business through Chinese subsidiaries and affiliates, which are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. China’s legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China’s legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.  The change in value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions.  After any acquisition, all or a significant portion of our revenue and expenses will be denominated in RMB, and potential future revaluation has and could further increase our costs. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition.

China’s foreign currency control policies may impair the ability of our Chinese operating company to pay dividends to us.  If we consummate a business combination, we will rely on dividends and other distributions from our Chinese operating company to provide us with cash flow to pay dividends or meet our other obligations. Current regulations in China would permit our operating company to pay dividends to the Company only out of accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company will be required to set aside at least 10% (up to an aggregate amount equal to half of our registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Risks Related to our Common Stock

If we make any acquisition, our stockholders will suffer significant dilution.  In order to complete any acquisition or obtain financing for any acquisition, we may issue shares of common stock or securities which are convertible into common stock or provide for the issuance of common stock upon exercise.  It is very possible that any acquisition may result in a significant change of control and that our stockholders would have, after completion of the acquisition, a relatively small percentage ownership of our stock.

Because we may seek to complete a business combination through a “reverse acquisition,” following such a transaction we may not be able to attract the attention of major brokerage firms.  Additional risks may exist since we will assist a privately-held business to become public through a “reverse acquisition.” In a reverse acquisition, the acquiring company issues a controlling interest in its equity to the stockholders of the Chinese company, with the result that our stockholders prior to the acquisition would own a very small percentage of our equity after completion of the acquisition.  This transaction is frequently accompanied by a financing which is provided to the acquiring company for use by the Chinese company in its operations.  One of the consequences of this type of transaction is that the Chinese operating company is treated as the acquiring company for accounting purposes and the historical financial statements are the financial statements of the Chinese operating company, with the reverse acquisition being treated as a recapitalization . Securities analysts of major brokerage firms may not provide coverage of our stock since there is no incentive to brokerage firms to recommend the purchase of our common stock.  We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.  Further, we cannot assure you that, following any acquisition, that our stock will be eligible for listing, or that it will be listed, on any stock exchange or market.

Our directors can issue preferred stock which may further dilute the rights or interests of the holders of common stock.  Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that we will not do so in the future, and we may issue preferred stock in connection with an acquisition or a financing related to an acquisition.

We may not pay dividends.  Prior to the completion of any acquisition, we will not have any funds to pay dividends to our stockholders.  After completion of an acquisition, our ability to pay dividends may be affected by, in addition to the cash requirements of the acquired company, any covenants in our acquisition agreements or any financing agreements relating to the acquisition or to our operations after the acquisition.  You should not invest in our securities if you require dividend income.  Any income which you may receive from an investment in our securities would have to come from an appreciation in the price of the stock, and we cannot give any assurance that our stock price will increase.

There is currently no trading market for our common stock.  We are a shell corporation.  As a result, under present law, none of our outstanding shares and no shares that are issued before we complete an acquisition, including any shares that may be issued in connection with an acquisition, may be traded until one year after we have filed a current report on Form 8-K which describes the business of the acquired company, includes the certified financial statements of the acquired company and includes all other information which would be required to be included in a Form 10 registration statement under the Securities Exchange Act unless they are registered pursuant to the Securities Act. These restrictions will limit the ability of our stockholders to sell any shares they may own.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

We are a development stage company that was organized on April 28, 2009, and have not engaged in any operations through September 30, 2009.  Our activities consisted of general and administrative expenses of $44,484.  Our chief executive officer, who is also our sole director, advanced us $50,000.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next twelve months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  Our expenses for the next twelve months will consist primarily of filing of reports pursuant to the Securities Exchange Act and costs related to negotiating and consummating an acquisition.  We anticipate that our financial needs will be provided by loans from our sole officer and director, which would be paid upon completion of an acquisition.

For the three months ended September 30, 2009, we sustained a loss of $44,484, reflecting our organizational, operational and related expenses.  As a result, our stockholders’ deficiency at September 30, 2009 was $43,504.

We were organized to make one or more acquisitions in the mining equipment industry in China.  Accordingly, any business in which we engage will be the businesses of the companies that we acquire.  We will require financing both to pay all or substantially all of the cash portion of the purchase price and to provide working capital for our operations following the completion of the acquisition. The failure to obtain the necessary financing would impair our ability to make any acquisitions.  As of the date of this registration statement, we have no commitments with respect to any financing, and we cannot assure that we will be able to obtain required financing or to make any acquisition.

None of our employees or our director has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

We cannot determine our financial requirements for the next twelve months.  Prior to completing an acquisition, our principal expenses for our normal operations are not significant, since our sole officer does not receive any compensation for her services.  We estimate that our ongoing expenses for rent and SEC filing obligations will be approximately $50,000, which will be advanced by Ms. ZHU and reimbursed to her upon completion of an acquisition.  If we engage in any negotiations with respect to an acquisition, our principal expenses will be legal, accounting and due diligence expenses relating to the potential acquisition, and we cannot estimate those expenses at this time.

Item 3.  Properties.

On July 1, 2009, we entered into a two-year lease agreement for office space at Room 901, No.7, 388 Xin Jian Dong Road, Shanghai, China from SUN, Liqun, pursuant to which we pay annual rent of approximately $10,500.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information, as of October 31, 2009, with respect to each officer and director, and each person known by the Company to own beneficially 5% or more of our common stock.

Name	Shares	Percentage
ZHU Mingzi Room 901, No, 7 Lane 388 East Xinjian Road, Shanghai, China	2,878,000	94.4%
All officers and directors as a group (one person)	2,878,000	94.4%

There are no warrants, options or convertible securities outstanding.

Ms. ZHU is a party to a pre-incorporation agreement with HHM International, Inc. and Asher S. Levitsky P.C. Defined Benefit Plan, pursuant to which our common stock would be initially allocated 96% to Ms. ZHU and his designees, and 2% to each of HHM International and the Levitsky Plan, for which they paid nominal consideration. Until we complete the first acquisition and any financing in connection with or relating to the first acquisition, any shares of capital stock that are issued (including shares that are issued or issuable upon conversion of preferred stock or warrants or other convertible securities) shall reduce the percentage of the shares held by Ms. ZHU and his designees, with Ms. ZHU transferring from her shares such number of shares as is necessary so that the percentages are on the agreed-upon level. Commencing with the first acquisition and financing, all shares will be diluted proportionately.

Item 5.  Directors and Executive Officers.

The following table sets forth information as to our sole officer and director.

Name	Age	Position
ZHU Mingzi	41	Chief executive officer and director

      We have no audit or compensation committees.

ZHU Mingzi has been our sole officer and director since our organization in April 2009.  Ms. ZHU is a general manager of Huainan Tianfue Material Fuel Ltd. Co., a trading company in the coal and mining equipment industry.  Ms. ZHU has held this position, which is a full-time position, since May 2004.  From March 1998 until May 2004, Ms. ZHU served as deputy manager and manager of Huainan Marketing Company, a subsidiary of Tiantai Tianri Rubber Products Ltd. Co.  Ms. ZHU graduated from Tiantia Vocational and Technical Institution.  Ms. ZHU devotes no more than a few hours a week to our business.

Ms. ZHU has not been an officer or director of any blank check shell company.

Item 6.   Executive Compensation.

During the period from April 28, 2009 to June 30, 2009, we did not pay any compensation to Ms. ZHU.  Subsequent to June 30, 2009, we sold Ms. ZHU 2,878,000 shares of common stock for approximately $100.  The value of such shares in excess of the purchase price, approximately $2,776, is treated as compensation to Ms. ZHU.

           It is possible that, if we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

Item 7.  Certain Relationships and Related Party Transactions, and Director Independence.

Ms. ZHU is a party to a pre-incorporation agreement, dated as of March 20, 2009, with HHM International. and the Levitsky Plan, pursuant to which our common stock would be initially allocated 96% to Ms. ZHU and his designees, and 2% to each of HHM International and the Levitsky Plan, for which they paid nominal consideration.  Pursuant to this agreement, we issued 2,878,000 shares of common stock to Ms. ZHU and 61,000 shares to each of HHM International and the Levitsky Plan.  Until we complete the first acquisition and any financing in connection with or relating to the first acquisition, any shares of capital stock that are issued (including shares that are issued or issuable upon conversion of preferred stock or warrants or other convertible securities) shall reduce the percentage of the shares held by Ms. ZHU and his designees, with Ms. ZHU transferring from her shares such number of shares as is necessary so that the percentages are on the agreed-upon level.  Thereafter, all shares will be diluted proportionately.

During the period from April 28, 2009 (inception) to September 30, 2009, Ms. ZHU advanced the Company $50,000 to cover our operating expenses.  This advance is a non-interest bearing unsecured loan.  We expect to repay the advance at the time of the completion of an acquisition.

Ms. ZHU, our sole director, is not an independent director.

As of the date of this registration statement, the Company has not established a policy regarding conflicts of interests since it has only one officer and director.

Item 8.  Legal Proceedings.

We are not a party to any legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

We are a shell corporation.  As a result, under present law, none of our outstanding shares and no shares that are issued before we complete an acquisition, including any shares that may be issued in connection with an acquisition, may be traded until one year after we have filed a current report on Form 8-K, which describes the business of the acquired company, includes the certified financial statements of the acquired company and includes all other information which would be required to be included in a Form 10 registration statement under the Securities Exchange Act unless the shares are registered pursuant to the Securities Act. These restrictions will limit the ability of our stockholders to sell any shares they may own.

We have not paid any dividends.  Prior to the completion of any acquisition, we will not have any funds to pay dividends to our stockholders.  After completion of an acquisition, our ability to pay dividends may be affected by, in addition to our cash requirements after the acquisition, any covenants in our acquisition agreements or any financing agreements relating to the acquisition or to our operations after the acquisition and will, most likely, be determined by new management.

As of October 31, 2009, we had 43 stockholders.

Item 10.  Recent Sales of Unregistered Securities.

In connection with our organization, in September 2009, we issued 2,878,000 shares of common stock to Ms. ZHU, and 61,000 shares of common stock to each of HHM International and the Levitsky Plan, for approximately $100 each.  The shares issued to Ms. ZHU and HHM International were exempt from registration pursuant to Regulation S of the SEC pursuant to the Securities Act.  The shares issued by the Levitsky Plan were exempt from registration pursuant to Rule 506 of the SEC pursuant to the Securities Act.

In September 2009, we issued to 40 individuals a total of 50,000 shares at a purchase price of $0.01 per share, for a total of $500.  All of these stockholders are residents of the People’s Republic of China, and the issuance of the stock to these stockholders is exempt from registration pursuant to Regulation S of the SEC pursuant to the Securities Act.

The shares issued to residents of the PRC were issued to non-United States persons, with each person representing that he or she has no intention to distribute either directly or indirectly in the United States or to a United States person.  Each such purchaser represented that he or she is not acquiring the shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the shares.

The shares issued pursuant to Rule 506 were issued to an accredited investor who purchased the shares for its own account, for investment and not with a view to the sale or distribution thereof.

Until there is a public market in the stock, the shares are not represented by stock certificates.  The corporate books include a notation that the shares may not be sold except pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of such Act.

Item 11.  Description of Registrant’s Securities to be Registered.

We are authorized to issue 10,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of October 31 , 2009, we had 3,050,000 shares of common stock and no shares of preferred stock outstanding.

 The following summary of certain provisions of our common stock, preferred stock, certificate of incorporation and by-laws is not intended to be complete. It is qualified by reference to the provisions of our certificate of incorporation and by-laws.

 Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

 Preferred Stock

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including, but not limited to:

▪	the designation of such class or series;

▪
the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation

▪
whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

▪	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

▪
whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

▪
the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

▪	the restrictions, if any, on the issue or reissue of any additional shares or any class or series of preferred stock; and

▪	the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation.

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote; provided, however, that this provision shall not affect the rights granted to the holders of any specific series of preferred stock.

Delaware Law and Certain Charter Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law.

Item 12.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law includes broad provisions for indemnification of officers and directors.  Our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

 See Page F-1

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

(a)	Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheet at June 30, 2009
Statement of Operations for the period April 28, 2009 (inception) to June 30, 2009
Statements of Changes in Stockholders Equity (Deficit) for the period April 28, 2009 (inception) to June 30, 2009
Statements of Cash Flows for the period April 28, 2009 (inception) to June 30, 2009
Notes to Financial Statements
Balance Sheets at September 30, 2009 (unaudited) and June 30, 2009
Statements of Operations for the three months ended September 30, 2009 and the period April 28, 2009 (inception) to September 30, 2009 (unaudited)
Statements of Cash Flows for the three months ended September 30, 2009 and the period April 28, 2009 (inception) to September 30, 2009 (unaudited)
Notes to Financial Statements

(b)	Exhibits

Exhibit	Description
3.1	Certificate of incorporation 1
3.2	By-laws1
10.1	Pre-incorporation agreement among ZHU Mingzi, HHM International and Asher S. Levitsky P.C. Defined Benefit Plan1
10.2	Form of subscription agreement for Regulation S sale1
10.3	Agreement dated July 3, 2009, between the Company and Beijing He Tian Yan Hao Trade Co., Ltd. (English translation) 1
10.4	Consulting Agreement dated July 9, 2009, between the Company and Huainan Zheng Yuan Commercial Trading Co., Ltd. 1
1 Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTECH ENTERPRISE MANAGEMENT, INC.
December 23 , 2009	By:	/s/ ZHU Mingzi
ZHU Mingzi, Chief Executive Officer

NEWTECH ENTERPRISE MANAGEMENT, INC.

Balance Sheets at September 30, 2009 (unaudited) and June 30, 2009	F-11

Statements of Operations for the three months ended September 30, 2009 and the period April 28, 2009 (inception) to September 30, 2009 (unaudited)	F-12

Statements of Cash Flows for the three months ended September 30, 2009 and the period April 28, 2009 (inception) to September 30, 2009 (unaudited)	F-13

Notes to Financial Statements	F-14

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants	322 Route 46 West Parsippany, NJ 07054 Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
NewTech Enterprise Management, Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheet of NewTech Enterprise Management, Inc. (a Delaware corporation in the development stage) (the “Company”) as of June 30, 2009, and the related statement of operations, changes in stockholders’ equity (deficit) and cash flows for the period from April 28, 2009 (Date of inception) to June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NewTech Enterprise Management, Inc. as of June 30, 2009, and the results of their operations and cash flows for the period from April 28, 2009 (Date of inception) to June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Parsippany, New Jersey
July 10, 2009

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Balance Sheet

June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$-

Total current assets	-

Total Assets	$-

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,600

Total current liabilities	2,600

Total liabilities	2,600

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized;
no shares issued and outstanding at June 30, 2009	$-
Common stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at June 30, 2009	-
Additional paid in capital	-
Deficit accumulated during development stage	(2,600)

Total stockholders’ equity (deficit)	(2,600)

Total Liabilities and Stockholders’ Equity (Deficit)	$-

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Statement of Operations

	For the period from
	April 28, 2009	Cumulative
	(inception) through	Since inception at
	June 30, 2009	April 28, 2009

Revenue	$-	$-

Operating expenses
General and administrative expenses	2,600	2,600
Total operating expenses	2,600	2,600

Loss from operations	(2,600)	(2,600)

Net loss	$(2,600)	$(2,600)

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)
For the period from April 28, 2009 (inception) through June 30, 2009

Deficit
						Accumulated	Total
					Additional	During	Stockholders’
	Common Stock		Preferred Stock		Paid in	Development	Equity
	Shares	Value	Shares	Value	Capital	Stage	(Deficit)
Balance at the date of inception
on April 28, 2009	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(2,600)	(2,600)

Balance at June 30, 2009	-	$-	-	$-	$-	$(2,600)	$(2,600)

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Statement of Cash Flows

For the period from
	April 28, 2009	Cumulative
	(inception) through	Since inception at
	June 30, 2009	April 28, 2009

Cash flows from operating activities:
Net loss	$(2,600)	$(2,600)
Adjustment to reconcile net loss to net cash provided by
(used in) operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,600	2,600

Net cash provided by (used in) operating activities	-	-

Increase in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2009

Note 1 - Organization and nature of Business

NewTech Enterprise Management, Inc. (the ”Company”) was incorporated in the state of Delaware on April 28, 2009, with an authorized capital of 10,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.001, for the purpose of seeking investment opportunities in the People’s Republic of China (‘PRC”). The Company has selected June 30 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of Statements on Financial Accounting Standards (“SFAS”) No. 7. Those standards require the Company to disclose its activities since the date of inception.

Cash And Cash Equivalents

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Earnings Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. Diluted weighted average number of shares outstanding is the basis weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any stocks, options, warrants or similar securities since inception.

Deferred Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Of Financial Instruments

The carrying amounts of financial instruments, including cash, and accounts payable and accrued expenses, approximate fair value due to the short term nature of these items.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and applies to any business combinations which occur after December 31, 2008. The adoption of SFAS 141(R), effective January 1, 2009, may have an impact on the Company’s accounting for future business combinations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect SFAS No. 160 to have a material impact on its financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect SFAS No. 161 to have a material impact on its financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is evaluating the impact that the adoption of FSP APB 14-1 will have on its financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect SFAS No. 162 to have a material impact on its financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact on its financial statements.

In June 2008, the FASB ratified Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of EITF 07-5, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of EITF 07-5 will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of EITF 07-5 will have on its financial statement presentation and disclosures.

NEWTECH ENTERPRISE MANAGEMENT, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. The adoption of FSP FAS 140-4 and FIN 46(R)-8 may have an impact on the Company’s future financial position and results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs.  If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Income Taxes

There is no provision for income taxes for the period ended June 30, 2009 as the Company is a development stage enterprise and has incurred losses.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Balance Sheets

	September 30,	June 30,
	2009	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,996	$-

Total current assets	38,996	-

Total Assets	$38,996	$-

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$32,500	$2,600
Due to shareholder	50,000	-

Total current liabilities	82,500	2,600

Total liabilities	82,500	2,600

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value, 10,000,000 shares authorized;
3,050,000 shares issued and outstanding at September 30, 2009	3,050	-
Additional paid in capital	530	-
Deficit accumulated during development stage	(47,084)	(2,600)

Total stockholders’ equity (deficit)	(43,504)	(2,600)

Total liabilities and stockholders’ equity (deficit)	$38,996	$-

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Statements of Operations
(Unaudited)

	For the Three Months	Cumulative Since
	Ended	Inception at
	September 30, 2009	April 28, 2009

Revenue	$-	$-

Operating expenses
General and administrative expenses	44,484	47,084
Total operating expenses	44,484	47,084

Loss from operations	(44,484)	(47,084)

Net loss	$(44,484)	$(47,084)

Earnings (loss) per share
Basic and diluted	$(0.05)

Weighted average number of common shares outstanding
Basic and diluted	946,739

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Statements of Cash Flows
(Unaudited)

	For the Three Months	Cumulative Since
	Ended	Inception at
	September 30, 2009	April 28, 2009

Cash flows from operating activities:
Net loss	$(44,484)	$(47,084)
Adjustment to reconcile net loss to net cash
used in operating activities:
Share-based payments	2,776	2,776
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	29,900	32,500
Total adjustments	32,676	35,276

Net cash used in operating activities	(11,808)	(11,808)

Cash flows from financing activities:
Proceeds from shareholder loan	50,000	50,000
Proceeds from stock issuance	804	804

Net cash provided by financing activities	50,804	50,804

Net increase in cash and cash equivalents	38,996	38,996

Cash and cash equivalents – beginning	-	-

Cash and cash equivalents – ending	$38,996	$38,996

The accompanying notes are an integral part of these financial statements.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Notes to Financial Statements
September 30, 2009
(Unaudited)

Note 1 -    Organization and nature of Business

NewTech Enterprise Management, Inc. (the “Company”) was incorporated in the state of Delaware on April 28, 2009, with an authorized capital of 10,000,000 shares of common stock, par value of $0.001 per share, and 1,000,000 preferred stock, par value of $0.001, for the purpose of seeking investment opportunities in the People’s Republic of China (‘PRC”). The Company has selected June 30 as its fiscal year end.

Note 2 -    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

Interim Financial Statements

These interim financial statements should be read in conjunction with the audited financial statements for the period from April 28, 2009 (inception) through June 30, 2009, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the period from April 28, 2009 (inception) through June 30, 2009.

Recent Accounting Pronouncements

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) officially launched the FASB Accounting Standards Codification (“ASC”), which has become the single official source of authoritative nongovernmental U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission. The ASC is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the ASC carries an equal level of authority. The ASC is effective for all interim and annual periods ending after September 15, 2009. The Company’s implementation of this guidance effective July 1, 2009 did not have a material effect on the Company’s condensed financial statements.

In April 2009, the FASB issued FASB Staff Positions FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (ASC Topic 320-10-65). This update provides guidance for allocation of charges for other-than-temporary impairments between earnings and other comprehensive income. It also revises subsequent accounting for other-than-temporary impairments and expands required disclosure. The update was effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 115-2 and FAS 124-2 (ASC Topic 320-10-65) did not have a material impact on the results of operations and financial condition.

In April 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, “Interim Disclosures About Fair Value of Financial Instruments” (ASC Topic 320-10-65). This update requires fair value disclosures for financial instruments that are not currently reflected on the balance sheet at fair value on a quarterly basis and is effective for interim periods ending after June 15, 2009.  The Company’s financial instruments include cash and cash equivalents, accounts payable and accrued expenses.  At September 30, 2009 and June 30, 2009 the carrying value of the Companies financial instruments approximated fair value, due to their short term nature.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Notes to Financial Statements
September 30, 2009
(Unaudited)

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (ASC Topic 855). This guidance is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. It is effective for interim and annual reporting periods ending after June 15, 2009.  The adoption of this guidance did not have a material impact on our financial statements.  The Company evaluated all events and transactions that occurred after September 30, 2009 up through November 11, 2009.  During this period no material subsequent events came to our attention.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (ASC Topic 810-10). This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. It is effective for annual reporting periods beginning after November 15, 2009. We are currently evaluating the impact of the pending adoption of SFAS No. 167 on our financial statements.

Note 3 –   Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs.  If the Company is unable to generate revenue or obtain financing, or if the revenue generated or financing obtained is insufficient to cover operating costs it incurs, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 –   Due to Shareholder

The chief executive officer of the Company, from time to time, provides advances to the Company for working capital. At September 30, 2009 and June 30, 2009, the Company has balances of $50,000 and $0 due to the chief executive officer. These advances are short-term in nature and non-interest bearing.

Note 5 –   Stockholders’ Equity

On September 1, 2009, the Company issued 2,878,000 shares of its common stock to Ms. Zhu, its CEO, for approximately $102. The shares were recorded at fair value on date of grant at $0.001 per share. Hence, the value of such stock in excess of the purchase price, approximately $2,776 is deemed to be compensation to Ms. Zhu.

On September 1, 2009, the Company also issued 61,000 shares of its common stock to HHM International for approximately $102 and issued 61,000 shares of its common stock to Asher S. Levitsky P.C. Defined Beneficial Plan for $100.

On September 21, 2009, the Company issued 50,000 shares of its common stock to a group of inventors for a total of $500 pursuant to a stock purchase agreement.

NEWTECH ENTERPRISE MANAGEMENT, INC.
 (A Development Stage Company)

Notes to Financial Statements
September 30, 2009
(Unaudited)

Note 6 –   Earnings (Loss) Per Share

The Company presents earnings per share on a basic and diluted basis. Basic earnings per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing income available to common shareholders by the weighted average number of shares outstanding plus the dilutive effect of potential securities.

Three Months Ended
September 30, 2009

Net loss	$(44,484)

Weighted average common shares	946,739
(denominator for basic earnings (loss) per share)

Effect of dilutive securities:	-

Weighted average common shares	946,739
(denominator for diluted earnings (loss) per share)

Basic earnings (loss) per share	$(0.05)
Diluted earnings (loss) per share	$(0.05)

Note 7 –   Income Taxes

Provision for income taxes was not made for the three months ended September 30, 2009 as the Company is a development stage enterprise and has incurred accumulated losses.